EXHIBIT 13.2


I, John A. van Arem, the Chief Financial Officer of Phinder Technologies Inc. hereby certify that Phinder Technologies Inc.'s periodic report on Form 6-K and the financial statements contained therein, of which this certification is Exhibit Number 13.2, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the periodic report on Form 6-K and the financial statements contained therein fairly represents, in all material respects, the financial condition and results of the operations of Phinder Technologies Inc.



Date:  November  14,  2005

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/s/ John A. van Arem
Chief Financial Officer of
Phinder Technologies Inc.